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November 18, 2015

FOR IMMEDIATE RELEASE
For more information, contact:
David L. Ortega, First Vice President/Director of Investor Relations
765-378-8937
http://www.firstmerchants.com

SOURCE: First Merchants Corporation (NASDAQ: FRME), Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES CASH DIVIDEND

First Merchants Corporation declared a cash dividend on November 17, 2015 of $0.11 per share, payable on December 18, 2015 to shareholders of record on December 4, 2015. For purposes of broker trading, the ex-date of the cash dividend is December 2, 2015.

About First Merchants Corporation:

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation is comprised of First Merchants Bank, N.A., which also operates as Lafayette Bank & Trust and First Merchants Trust Company as divisions of First Merchants Bank, N.A.

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

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